UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2011
(Date of earliest event reported)

THE AMERICAN ENERGY GROUP, LTD.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	87-0448843
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial Classification Code)
1 Gorham Island, Suite 303
Westport, Connecticut	06880
(Address of principle executive offices)	(Zip Code)

(203) 222-7315
Issuer’s telephone number, including area code

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 12, 2011, the Company announced the retirement and departure of Karl Welser from the Board of Directors for personal reasons.  Mr. Welser’s departure was effective as of the close of business on April 8, 2011.  The Company further announced the appointment of John S. Gebhardt to the Board of Directors to fill the position previously held by Mr. Welser, effective April 11, 2011.

John S. Gebhardt resides in Celebration, Florida.  Mr. Gebhardt studied economics at both the Lubin School of Business at Pace University and the Stern School of Business at New York University.   Mr. Gebhardt was previously employed as a Managing Director at Paine Webber in New York City from 1981 to 1998, and as a Managing Director at Knight Capital Markets in Purchase, New York from 1998 to 2001.  Since 2001, Mr. Gebhardt has been self employed as a manager of securities portfolios for private clients and as a consultant to companies as to exchange listing matters.  Mr. Gebhardt has also served on many civic and educational boards, including twelve years on the Byram Hills Board of Education, Armonk, New York, eleven years on the Board of Education of the Westchester-Putnam School Boards Association, and two terms on the Board of Directors of the New York State School Boards Association.

The Board of Directors did not elect Mr. Gebhardt pursuant to any arrangements or understandings between Mr. Gebhardt and the Company or any other person and Mr. Gebhardt does not have any material transactions with the Company or any person affiliated with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN ENERGY GROUP, LTD.
Date: April 12, 2011

By: /s/ Pierce Onthank
Pierce Onthank
Chief Executive Officer and President